As filed with the Securities and Exchange Commission on
                        June 19, 1998
                                       Registration No. 333-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                    ____________________
                          FORM S-8
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933


                 __________________________
                       EMC CORPORATION
   (Exact name of registrant as specified in its charter)

   Massachusetts                                  04-2680009
(State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)            Identification No.)


             EMC Corporation 401(k) Savings Plan
                  (Full title of the plan)
                  _________________________


                      35 Parkwood Drive
               Hopkinton, Massachusetts 01748
(Address of principal executive offices, including zip code)
                  _________________________

                    Paul T. Dacier, Esq.
             Vice President and General Counsel
                       EMC Corporation
                      171 South Street
               Hopkinton, Massachusetts  01748
                       (508) 435-1000
                  _________________________
(Name, Address and Telephone Number, including Area Code, of
                     Agent for Service)

               CALCULATION OF REGISTRATION FEE
Title of Each Class   Amount to     Proposed     Proposed   Amount of
of Securities to be        be        Maximum      Maximum   Registration
      Registered      Registered    Offering    Aggregate      Fee
                                    Price Per     Offering
                                     Share(1)     Price(1)
Common Stock, $.01    1,000,000
par value per share (2) shares       $45.13    $45,130,000    $ 13,313

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on June 18, 1998.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate registration fee is required with respect to the plan interests being registered hereby.

                           PART I

    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information required by Part I to be contained in  the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents filed by EMC Corporation, a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

          (a)   The Company's Annual Report on Form 10-K for
          the   fiscal   year   ended  December   31,   1997
          (Commission File No. 1-9853).

          (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998.

          (c) The description of the Common Stock, $.01 par value per share (the "Common Stock"), contained in
          Item 1 of the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to
          Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 4, 1988.

          (d) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Common Stock to be issued under the EMC Corporation 401(k) Savings Plan will be passed upon for the Company by Ropes & Gray, Boston, Massachusetts. Certain partners of Ropes & Gray are the beneficial owners of an aggregate of approximately 48,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

      Under Section 9 of the By-laws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a director or officer, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his or her action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; provided, however that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification, by (a) a disinterested majority of the directors then in office; or (b) a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the
Registrant;  or  (c)  the  holders  of  a  majority  of  the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under such Section 9. The right of indemnification provided by such Section 9 is not to be exclusive of or affect any rights to which any director or officer may otherwise be entitled. As used in such Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in such Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit
Number    Title of Exhibit

4.1 Articles of Organization, as amended. Incorporated by reference to the Company's Current Report on Form 8-K dated May 26, 1995 and to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 filed with the Commission on May 14, 1997 (File No. 1-9853).

4.2 By-laws of EMC Corporation, as amended. Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 1995 filed with the Commission on August 11, 1995.

4.3 Form of certificate representing shares of Common Stock, $0.01 par value per share. Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 31, 1988.

4.4 EMC Corporation 401(k) Savings Plan, as amended to date.

5.1       Opinion of Ropes & Gray.

24.1      Consent of Coopers & Lybrand L.L.P.

24.2      Consent  of Ropes & Gray (contained in the opinion
          filed   as   Exhibit  5.1  to  this   Registration
          Statement).

25.1      Power  of  Attorney (included in Part II  of  this
          Registration   Statement   under    the    caption
          "Signatures").

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration
Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3)   To remove from registration by means  of  a
post-effective   amendment  any  of  the  securities   being
registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts on the 19th day of June, 1998.


                         EMC Corporation


                         By:/s/ William J. Teuber, Jr.
                         Name:  William J. Teuber, Jr.
                         Title: Vice President and Chief
                                Financial Officer
                               (Principal Accounting
                                Officer)



      Pursuant to the requirements of the Securities Act of 1933, the EMC Corporation 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hopkinton, Commonwealth of Massachusetts on this 19th day of June, 1998.


                           EMC  Corporation  401(k)  Savings
                           Plan


                           By:/s/ Paul T. Dacier
                           Name:  Paul T. Dacier
                           Title: Vice President and
                           General Counsel

      Each person whose signature appears below constitutes and appoints Michael C. Ruettgers, Colin G. Patteson and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures           Title                   Date


/s/ Richard J. Egan     Chairman of the Board  June 19, 1998
    Richard J. Egan      (Principal Executive
                          Officer) and Director

/s/ Michael C. Ruettgers President and Chief   June 19, 1998
    Michael C. Ruettgers   Executive Officer
                           and Director

/s/ Colin G. Patteson    Senior Vice President,June 19, 1998
    Colin G. Patteson    Chief Administrative
                         Officer and
                         Treasurer (Principal
                         Financial Officer)

/s/ William J. Teuber,Jr. Vice President and    June 19,1998
    William J. Teuber,Jr. Chief Financial Officer
                         (Principal Accounting
                          Officer)

/s/ Michael J. Cronin    Director              June 19, 1998
    Michael J. Cronin


/s/ John F. Cunningham   Director              June 19, 1998
    John F. Cunningham


/s/ John R. Egan         Director              June 19, 1998
    John R. Egan


/s/ Maureen E. Egan      Director              June 19, 1998
    Maureen E. Egan


/s/ W. Paul Fitzgerald   Director              June 19, 1998
    W. Paul Fitzgerald


/s/ Joseph F. Oliveri    Director            June 19, 1998
    Joseph F. Oliveri


                        EXHIBIT INDEX

Exhibit
Number       Title of Exhibit

4.1        Articles of Organization, as amended.
           Incorporated by reference to the Company's
           Current Report on Form 8-K dated May 26, 1995 and to the Company's Quarterly Report on Form
           10-Q for the quarterly period ended March 31, 1997 filed with the Commission on May 14, 1997 (File No. 1-9853).

4.2        By-laws of EMC Corporation, as amended.
           Incorporated by reference to the Company's
           Quarterly Report on Form 10-Q for the
           quarterly period ended July 1, 1995 filed with the Commission on August 11, 1995.

4.3 Form of certificate representing shares of Common Stock, $0.01 par value per share.
           Incorporated by reference to the Company's
           Annual Report on Form 10-K filed with the Commission March 31, 1988.

4.4        EMC Corporation 401(k) Savings Plan, as
           amended to date.

5.1        Opinion of Ropes & Gray.

24.1       Consent of  Coopers & Lybrand L.L.P.

24.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

25.1 Powers of Attorney (included in Part II of this Registration Statement under the caption
           "Signatures").